Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-280509 and 333-283285) and Form S-8 (Nos. 333-172448, 333-222117, 333-235865, 333-268379, and 333-275601) of Contango Ore, Inc. of our report dated March 13, 2026, relating to the financial statements of Peak Gold, LLC, appearing in this Annual Report on Form 10-K of Contango Ore, Inc. for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Houston, Texas

March 13, 2026